DENTSPLY SIRONA INC. 2024 OMNIBUS INCENTIVE PLAN Section 1. Purpose of Plan. DENTSPLY SIRONA Inc. (“Company”) hereby approves the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (the “Plan”). This Plan was approved by the Board on April 9, 2024, and will become effective upon the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”). The purpose of the Plan is to provide an additional incentive to selected officers, employees, and non-employee directors and consultants/advisors of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates and strengthen the mutuality of interests between such persons and the Company’s stockholders. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing. Section 2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below: “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. “Authorized Officer” has the meaning set forth in Section 3(c) hereof. “Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit, Share Bonus, Other Share-Based Award , Cash Award or Substitute Award granted or administered under the Plan. “Award Agreement” means a written contract entered into between the Company and a Participant or, in the discretion of the Committee, a written certificate issued by the Company to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law, or such other relevant written contract entered into between the Company and a Participant and approved by the Committee. “Base Price” has the meaning set forth in Section 8(b) hereof. “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act. “Board” means the Board of Directors of the Company. “Cash Award” means an Award granted pursuant to Section 12 hereof. “Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment agreement with the Participant or, if any such agreement does not define “Cause,” Cause means the Participant has (i) committed an act of fraud or misappropriation, embezzlement, or misuse of funds or property belonging to the against the Company or any Affiliates, (ii) committed an act of malfeasance, recklessness, or gross negligence that is materially injurious to the Company, its Affiliates or its customers, (iii) is indicted for, or convicted of, or pleads no contest to, a felony or a crime involving Participant’s moral turpitude, (iv) engaged in conduct in connection with the Participant’s employment or services for the Company, which results, or could reasonably be expected to result in, material harm to the business or reputation of the Company or any Affiliates, (v) committed a material violation of the written policies of the Company, including but not limited to those relating to sexual harassment or those set forth in the manuals or statements of policy of the Company, (vi) committed an act of personal dishonesty that involves personal profit in connection with the Participant’s employment with the Company or an Affiliate or (vii) breaches any confidentiality, non-competition, non-solicitation or assignment of inventions covenants to which the Participant is a party with the Company or any Affiliates.

2 “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate. “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred following the Effective Date: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (2) of paragraph (iii) below; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) there is consummated a merger or consolidation of the Company (or any direct or indirect parent or subsidiary of the Company) with any other company, other than (1) a merger or consolidation which would result in the Beneficial Owners of the voting securities of the Company outstanding immediately prior thereto continuing to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, more than 50% of the combined voting power of the voting securities of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof outstanding immediately after such merger or consolidation, (2) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (3) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s, a surviving entity’s or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent’s then outstanding securities; or (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company; or (v) there is consummated a sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof. Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is otherwise to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated. “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

3 “Committee” means the Human Resources Committee of the Board or such other committee or subcommittee the Board may appoint to administer the Plan. Unless the Board determines otherwise, the Committee shall consist of two or more individuals who are each “(i) a “Non-Employee Director” and (ii) considered “independent” and meet any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in a Charter governing operation of the Committee or in the Company’s by-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members. “Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company. “Company” means DENTSPLY SIRONA Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above). “Data” has the meaning set forth in Section 27 hereof. “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. “Effective Date” has the meaning set forth in Section 1 hereof. “Eligible Recipient” means an officer, employee, or Non-Employee Director of the Company or any Affiliate of the Company or any consultant or advisor to the Company or any Affiliate of the Company who is a natural person, in any event who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, Non-Employee Director or consultant/advisor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code; and provided, further, that an Eligible Recipient of an ISO means an individual who is an employee of the Company or a Subsidiary thereof. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation. “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act. “Exercise Price” means, with respect to any Option, the per Share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option. “Fair Market Value” of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on the date of the grant (or if such date is not a trading day, on the last preceding date on which there was a sale of a Common Share or other security on such exchange), or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for the Common Share or other security in such over-the-counter market on such day (or, if none, for the last preceding date on which there was a sale of a Common Share or other security in such market). “Free Standing Right” has the meaning set forth in Section 8(a) hereof. “Good Reason” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Good Reason,” means termination of employment as a result of any reduction in the employee’s annual base salary as in effect immediately prior to the termination of employment or, in the case of a Change in Control, immediately prior to the Change in Control; provided that the Participant provides written objection thereto within thirty (30) days of such reduction, and the Company does not reverse such reduction (or waives its right to do so) within thirty (30) days of receiving that written objection and the Participant resigns within thirty (30) days following the expiration of that cure period (or waiver, as the case may be).

4 “ISO” means an incentive stock option within the meaning of Section 422 of the Code. “Non-Employee Director” shall be any director of the Company who is not an officer or employee of the Company or any Subsidiary. “Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof. “Other Share-Based Award” means an Award granted pursuant to Section 10 hereof. “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, any permitted assigns, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be. “Performance Goals” means any financial, operational, or other goals established by the Administrator as contingencies for Awards to vest and/or become exercisable or distributable, which may include criteria such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), net sales, organic sales, operating income percentage, share price (including, but not limited to, growth measures, market capitalization and/or total stockholder return) or any other criteria the Administrator determines in its discretion. Performance Goals need not be the same with respect to each Participant who receives an Award subject to Performance Goals. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Participant, the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Administrator shall have the authority to make equitable adjustments to the Performance Goals as it so determines in its discretion. “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that, for purposes of the definition of “Change in Control” hereof, such term shall not include (i) the Company or its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company. “Plan” has the meaning set forth in Section 1 hereof. “Prior Plan” means the Dentsply Sirona Inc. 2016 Omnibus Incentive Plan, as amended and restated from time to time. “Public Shares” has the meaning set forth in Section 13(c) hereof. “Related Right” has the meaning set forth in Section 8(a) hereof. “Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods. “Restricted Share Unit” means the unfunded, unsecured right, granted pursuant to 9 hereof, to receive, on the applicable settlement date, the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award, subject to certain vesting conditions and other restrictions. “Retirement” means the termination of a Participant’s employment (i) upon or after attainment of age 65 or (ii) as otherwise provided in an Award Agreement. “Rule 16b-3” has the meaning set forth in Section 3(a) hereof. “Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

5 “Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof. “Share Bonus” means a bonus payable in fully vested Common Shares granted pursuant to Section 11 hereof. “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. “Substitute Awards” has the meaning set forth in Section 4 hereof. “Transfer” has the meaning set forth in Section 17 hereof. Section 3. Administration. (a) The Plan shall be administered by the Administrator and shall be administered in accordance with Rule 16b- 3 under the Exchange Act (“Rule 16b-3”), to the extent applicable. (b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation: (1) to select those Eligible Recipients who shall be Participants; (2) to determine (i) whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants and (ii) whether, to what extent, and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan; (3) to determine the number of Shares to be covered by each Award granted hereunder; (4) to determine the terms  and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option, whether an Option is an ISO or non-qualified stock option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award or acceleration thereof, (v) any forfeiture restrictions or waiver thereof, (vi) the number of Shares or amount of cash or other property subject to each Award, (vii) whether and under what circumstances an Award may be settled in cash, Shares, other property, or a combination of the foregoing, (viii) whether, to what extent and under what circumstances cash, Shares, or other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant and (ix) subject to the requirements of Section 409A of the Code (to the extent applicable), any modifications, amendments, waivers or adjustments to the terms and conditions of outstanding Awards, at any time or from time to time, including but not limited to Performance Goals); (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards; (6) to determine the Fair Market Value in accordance with the terms of the Plan; (7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan; (8) to determine whether a Participant is terminated by the Company for Cause; (9) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; (10) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Common Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Administrator, in its sole discretion, following the date of the acquisition of such Award or Common Shares;

6 (11) to adopt, prescribe, amend and rescind rules and regulations relating to special rules, sub-plans, guidelines and provisions established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; (12) modify, extend, or renew an Award, subject to terms of the Plan; and (13) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all discretion, powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan. (c) To the extent permitted by applicable law, the Board or the Committee may, by resolution, authorize one or more officers of the Company (each, an “Authorized Officer”) to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Administrator: (i) designate Eligible Recipients to receive Awards and (ii) determine the size of any such Awards; provided, however, that such Authorized Officer may not grant Awards to himself or herself or take any action with respect to any Award previously granted to himself or herself and the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards to an Eligible Recipient who is an Executive Officer, a Non-Employee Director of the Company, a Covered Employee or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act. The Authorized Officer(s) shall report periodically to the Board or Committee regarding the nature and scope of the Awards granted by them pursuant to this Section 3(c). Further, the Administrator may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Administrator in the engagement of any such counsel, consultant, or agent shall be paid by the Company. (d) Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders. (e) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4 (as may be adjusted under Section 5); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise. (f) Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or Share Appreciation Rights. (g) Unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company, a Subsidiary or an Affiliate terminates (i) as a result of death, Disability or Retirement, the Participant (or personal representative in the case of death) shall be entitled to exercise all or any part of any vested Option or Share Appreciation Right for a period of up to one (1) year from such date of termination, (ii) as a result of Cause, the Participant shall not be entitled to exercise all or any part of any Option or Share Appreciation Right, whether or not then vested, and (iii) for any other reason, the Participant shall be entitled to exercise all or any part of any vested Option or Share Appreciation Right for a period of up to ninety (90) days from such date of termination. In no event, however, shall any Option or Share Appreciation Right be exercisable past the term established in the Award Agreement. Any vested Option or Share Appreciation Right shall expire and be forfeited to the extent it is not exercised before the earlier of (i) the dates provided above or other applicable date provided in the Award Agreement or (ii) its

7 term. Unless otherwise provided in an Award Agreement, all unvested Awards shall be forfeited upon termination of employment. (h) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee (including an Authorized Officer or any person designated to administer the Plan pursuant to this Section 3), shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and any such officer or employee shall, to the maximum extent permitted by law, be fully indemnified, held harmless and protected against any cost or expense (including reasonable fees of counsel acceptable to the Administrator) or liability (including any sum paid in settlement of a claim with the approval of the Administrator), and advanced amounts necessary to pay the foregoing at the earliest time by the Company in respect of any such action, omission, determination or interpretation, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former employee, officer or member may have under applicable law or under the by-laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan. Section 4. Shares Reserved for Issuance; Certain Limitations. (a) Subject to adjustment as provided in Section 4(b) and Section 5 below, 14,500,000 Shares shall initially be available for all Awards under the Plan, less one (1) Share for every one (1) Share that was subject to an option or share appreciation right granted after March 26, 2024 under the Prior Plan and 2.7 Shares for every one (1) Share that was subject to an award other than an option or share appreciation right granted after March 26, 2024 under the Prior Plan (the “Share Pool”). Any Shares that are subject to Options or Share Appreciation Rights shall be counted against the Share Pool as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Share Appreciation Rights shall be counted against the Share Pool as 2.7 Shares for every one (1) Share granted. After the Effective Date, no awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan. (b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 26, 2024 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Share Appreciation Right or, after March 26, 2024, an award other than an option or share appreciation right under the Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the numbers of Shares that may be granted under the Plan in connection with ISOs. Any Shares that again become available for Awards under the Plan pursuant to this Section 4(b) shall be added to the Share Pool as (i) one (1) Share for every one (1) Share subject to Options or Share Appreciation Rights granted under the Plan or options or share appreciation rights granted under the Prior Plan, and (ii) as 2.7 Shares for every one (1) Share subject to Awards other than Options or Share Appreciation Rights granted under the Plan or awards other than options or share appreciation rights granted under the Prior Plan. (c) Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Pool: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after March 26, 2024, an option under the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Share Appreciation Rights or, after March 26, 2024, options or share appreciation rights under the Prior Plan, (iii) Shares subject to a Share Appreciation Right or, after March 26, 2024, a share appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 26, 2024, options under the Prior Plan. (d) In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute

8 Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Common Shares authorized for grant under this Plan (nor shall Common Shares subject to a Substitute Award be added to the Common Shares available for Awards under this Plan as provided under Section 4(a) above). Additionally, in the event that a Person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Common Shares authorized for grant under this Plan (and Common Shares subject to such Awards shall not be added to the Common Shares available for Awards under this Plan as provided under Section 4(a) above); provided that, Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Recipients prior to such acquisition or combination. (e) In each calendar year during any part of which this Plan is in effect, a Non-Employee Director of the Company may not be granted Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes as determined by the Company); provided that, the Administrator may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non- Employee Directors. (f) All of the Common Shares available for issuance under the Plan as of the Effective Date may be made subject to an Award that is an ISO. (g) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Section 5. Equitable Adjustments. (a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan and (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. (b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. (c) With respect to ISOs, any adjustment pursuant to this Section 5 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. No adjustment pursuant to this Section 5 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. (d) The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.

9 Section 6. Eligibility. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients. No Eligible Recipients will automatically be granted any Award under this Plan. The vesting and exercise of Awards granted to a prospective Eligible Recipient are conditioned upon such individual actually becoming an Eligible Recipient. Section 7. Options. (a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement, including terms, conditions, and periods relating to vesting. No Option granted hereunder shall be an ISO unless it is designated as such in the applicable Award Agreement. In no event may Options known as reload options be granted hereunder. (b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares. (c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Option at the date the initial term would otherwise expire is above the Fair Market Value. (d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share. (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless or net exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. (f) Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a Stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.

10 (g) Termination of Employment or Service. Subject to Section 3(e) and 3(f) hereof, in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement. (h) Special ISO Provisions. No ISO shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling. The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which ISOs held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an ISO, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a non-qualified stock option. The Award Agreement covering an ISO shall contain such other terms and provisions which the Administrator determines necessary to qualify such Option as an ISO. In no event shall the Company, its Affiliates, the Administrator or any other entity or individual have any liability to or with respect to a Participant to the extent that an Award that purports to qualify as an ISO does not so qualify. Section 8. Share Appreciation Rights. (a) General. Share Appreciation Rights may be granted either alone (“Free Standing Right”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement, including terms, conditions, and periods relating to vesting. (b) Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the “Base Price”). (c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16 hereof. (d) Exercisability. 1. Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement (which may include, but not be limited to, achievement of Performance Goals). 2. Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan. (e) Consideration Upon Exercise. 1. Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised. 2. A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is

11 being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised. 3. Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash). (f) Termination of Employment or Service. Subject to Sections 3(e) and 3(f) hereof: 1. in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement; and 2. in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options. (g) Term. 1. The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted. 2. The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted. Section 9. Restricted Shares and Restricted Share Units. (a) General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any) upon whose attainment the Restricted Period shall lapse in part or full; and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the Award Agreement. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant. (b) Awards and Certificates. 1. Except as otherwise provided below in Section 9(c) hereof, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares. 2. With respect to Restricted Share Units, at the expiration of the Restricted Period if such Restricted Share Units have not been forfeited, share certificates in respect of the Common Shares underlying such Restricted Share Units will, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units. 3. Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period if no forfeiture has occurred) may, in the Company’s sole discretion, be issued in uncertificated form. 4. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such

12 issuance shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code. (c) Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to any restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter. Except as provided in the applicable Award Agreement and subject to Section 3(f) hereof, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a stockholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code and Section 3(f) hereof, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant. (d) Termination of Employment or Service. Subject to Section 3(e) hereof, the rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement. Section 10. Other Share-Based Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award and no Participant shall receive the right to receive cash or dividend payments or distributions attributable until, if applicable, the Award fully vests and the Common Shares subject thereby are fully paid and issued to such Participant. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of Performance Goals) and all other terms and conditions of such Other Share-Based Awards. Section 11. Share Bonuses. In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable. Section 12. Cash Awards. The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Section 13. Change in Control Provisions. Except as otherwise provided in an Award Agreement: (a) If a Change in Control occurs and a Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance. (b) Notwithstanding the foregoing provisions of this Section 13, with respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, then immediately prior to the occurrence of the Change in Control: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any

13 performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance. (c) For purposes of this Section 13, Awards shall be considered assumed or substituted for if, upon the occurrence of a Change in Control after which there will be a generally recognized U.S. public market for (1) the Common Shares, (2) common stock for which Common Shares are exchanged, or (3) the common stock of a successor or acquirer entity or any direct or indirect parent thereof (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity or any direct or indirect parent thereof such that following the Change in Control, the Awards relate to such Public Shares and, except as otherwise provided by this Section 13, remain subject to such terms and conditions that were applicable to the Awards prior to the Change in Control. (d) Notwithstanding any other provision of the Plan, in the event that each outstanding Award is not assumed or substituted in connection with a Change in Control and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of the Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Common Share in the Change in Control over the exercise or purchase price per Common Share subject to the Award multiplied by (ii) the number of Common Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Common Share in the Change in Control is less than or equal to the exercise or purchase price per Common Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control. Section 14. Amendment and Termination. The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent. Section 15. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. Section 16. Withholding Taxes. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount the Company deems advisable that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient it deems advisable the extent permissible under applicable law to satisfy the applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy the related taxes to be withheld and applied to the tax obligations; provided, however, that, with the approval of the Administrator (which approval may be granted or withheld in its sole discretion and may but need not be applied on a uniform or consistent basis), a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted Common Shares, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations (with any fractional share amounts resulting therefrom settled in cash). Such withheld or already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered

14 pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award. Section 17. Transfer of Awards. No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except as otherwise expressly provided in an Award Agreement or with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. To the extent permitted, any Transfer must be without monetary consideration and any other purported Transfer of an Award or any economic benefit or interest therein shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the provisions of this Section 17 shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Section 18. Continued Employment or Service. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. Section 19. Effective Date. This Plan will be effective as of the Effective Date, upon approval by the Stockholders. This Plan shall apply only with respect to Awards granted on or after the Effective Date, or with respect to Awards that are granted contingent on this Plan becoming effective. Section 20. Term of Plan. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but Awards granted before such tenth anniversary may extend beyond that date. Section 21. Securities Matters and Regulations. (a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Delaware law, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator in its sole discretion. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable. (b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator. (c) In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

15 Section 22. No Fractional Shares; No Rights as Stockholder. No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated. A Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Section 23. Beneficiary. A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. Section 24. Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system. Section 25. Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan. Section 26. Clawback. Notwithstanding any other provisions in this Plan, all Awards, Shares, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the DENTSPLY SIRONA INC. Compensation Recoupment Policy, the DENTSPLY SIRONA INC. Dodd-Frank Act Restatement Clawback Policy (each, as may be amended from time to time) or any other applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action. Section 27. Data Privacy As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 27 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Common Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in

16 this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative. Section 28. Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable to a specified employee (as determined under Section 409A of the Code) upon a separation from service, to the extent necessary to avoid the adverse tax consequences under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. Section 29. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.